POWER OF ATTORNEY

	I, James Barnett, hereby authorize and designate each of Nathan E.
Fagre, John T. Roberts and Peter J. Ekberg signing singly, as my true and lawful attorney-in-fact to:

	(1)	execute for
and on my behalf, in my capacity as an officer,
 director and/or greater
than 10% shareholder of ValueVision Media, Inc., a
 Minnesota corporation
(the "Company"), the Form ID and Forms 3, 4 and 5 in
 accordance with
Section 16(a) of the Securities Exchange Act of 1934 (the
"Exchange
Act") and the rules and regulations promulgated thereunder;

	(2)	do
and perform any and all acts for and on my behalf which
 may be necessary
or desirable to complete and execute any such Form ID or
 Form 3, 4 or 5
and timely file such form with the Securities and Exchange
 Commission,
any stock exchange or similar authority, and the NASDAQ Stock
 Market;
and

	(3)	take any other action of any type whatsoever in connection

with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	I hereby further grant to
each such attorney-in-fact full power
 and authority to do and perform
any and every act and thing whatsoever
 requisite, necessary or proper to
be done in the exercise of any of
the rights and powers herein granted,
as fully to all intents and purposes
 as I might or could do if
personally present, with full power of
 substitution or revocation,
hereby ratifying and confirming all
 that such attorney-in-fact, or such
attorney-in-fact's substitute
or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
  I hereby acknowledge that the foregoing
attorneys-in-fact, in
 serving in such capacity at my request, are not assuming, nor is the Company or any such attorney-in-fact's substitute or substitutes assuming, any of my responsibilities to
 comply with
Section 16 of the Exchange Act.

	This Power of Attorney shall remain
in full force and effect
 until I am no longer required to file Form ID or Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the
 Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.
Notwithstanding the foregoing, if any
 such attorney-in-fact hereafter
ceases to be an employee of the Company
 or any of its subsidiaries, this
Power of Attorney shall be
automatically revoked solely as to such
individual, immediately upon
 such cessation, without any further action on my part.

	I hereby revoke all previous Powers of Attorney that have been granted by me in connection with my reporting obligations under Section
 16 of the Exchange Act with respect to my holdings of and transactions in securities issued by the Company.

	IN WITNESS
WHEREOF, I have caused this Power of Attorney to be
 duly executed as of
this 10th day of May, 2004.


						 /s/James Barnett
						 James
Barnett